EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Eaton Vance NextShares Trust II (1933 Act File No. 333-197734) of my opinion dated July 30, 2015 which was filed as Exhibit (i) to Pre-Effective Amendment No. 3.

/s/ Kathryn A. McElroy
Kathryn A. McElroy, Esq.

May 25, 2017

Boston, Massachusetts

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